UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: July 25, 2006
Date of earliest event reported: July 24, 2006
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	005-15395	52-2187059

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11 WEST 42ND STREET NEW YORK, NY	10036

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 827-8000
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 24, 2006, Martha Stewart Living Omnimedia, Inc. entered into an employment letter agreement, which is filed as an exhibit to this Form 8-K, with Holly Brown, its President of Internet. The agreement provides for a base salary of $360,000 per annum and an annual target bonus of 70% of the base salary. Ms. Brown had been employed by the Company as a consultant prior to this appointment, and had been granted 10,000 shares of restricted stock under the Company’s Amended and Restated 1999 Stock Incentive Plan, subject to certain vesting restrictions. In addition, Ms. Brown may become a designated participant in the Company’s 2005 Executive Severance Pay Plan, subject to terms approved by the Company’s Compensation Committee.
Item 1.01. Entry into a Material Definitive Agreement.
On July 24, 2006, Martha Stewart Living Omnimedia, Inc. entered into an employment letter agreement, which is filed as an exhibit to this Form 8-K, with Howard Hochhauser, its Chief Financial Officer. The agreement provides for a base salary of $350,000 per annum and an annual target bonus of 70% of the base salary. In connection with his new employment letter, Mr. Hochhauser has been granted 20,000 shares of restricted stock under the Company’s Amended and Restated 1999 Stock Incentive Plan, subject to certain vesting restrictions. In addition, Mr. Hochhauser, who had been the Company’s Acting Chief Financial Officer since March 7, 2006, has become a designated participant in the Company’s 2005 Executive Severance Pay Plan.
Item 5.02(c). Appointment of Principal Officer.
On July 25, 2006, the Company announced that Howard Hochhauser has officially become Chief Financial Officer of the Company. Mr. Hochhauser had been Acting Chief Financial Officer of the Company since March 7, 2006.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT	DESCRIPTION

10.1	Employment Letter Agreement between Martha Stewart Living Omnimedia, Inc. and Holly Brown.

10.2	Employment Letter Agreement between Martha Stewart Living Omnimedia, Inc. and Howard Hochhauser.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.
(Registrant)

	By:	/s/ John R. Cuti

Date: July 25, 2006		John R. Cuti
General Counsel